                                                                    Exhibit 10.3

                        VISTEON "A" TRANSACTION AGREEMENT

                                   dated as of

                               September 12, 2005

                                     between

                               FORD MOTOR COMPANY

                                       and

                               VISTEON CORPORATION

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
                                    ARTICLE 1
                                   DEFINITIONS

Section 1.01.   Definitions..............................................     1
Section 1.02.   Other Definitional and Interpretative Provisions.........     4

                                     ARTICLE 2
                                   TRANSACTIONS

Section 2.01.   Transactions.............................................     5
Section 2.02.   Closing..................................................     6
Section 2.03.   Deliveries at Closing....................................     6
Section 2.04.   Certain Adjustments......................................     8

                                     ARTICLE 3
                     REPRESENTATIONS AND WARRANTIES OF VISTEON

Section 3.01.   Corporate Existence and Power............................     8
Section 3.02.   Corporate Authorization..................................     8
Section 3.03.   Governmental Authorization...............................     9
Section 3.04.   Noncontravention.........................................     9
Section 3.05.   Capitalization...........................................     9
Section 3.06.   Valid Issuance...........................................    10
Section 3.07.   Litigation...............................................    10
Section 3.08.   Taxes....................................................    10
Section 3.09.   Finders' Fees............................................    10
Section 3.10.   No Other Representations or Warranties...................    11

                                     ARTICLE 4
                      REPRESENTATIONS AND WARRANTIES OF FORD

Section 4.01.   Corporate Existence and Power............................    11
Section 4.02.   Corporate Authorization..................................    11
Section 4.03.   Governmental Authorization...............................    11
Section 4.04.   Noncontravention.........................................    12
Section 4.05.   Purchase for Investment; Accredited Investor; Resale.....    12
Section 4.06.   Litigation...............................................    12
Section 4.07.   Finders' Fees............................................    13
Section 4.08.   No Other Representations or Warranties...................    13

                                     ARTICLE 5
                           COVENANTS OF FORD AND VISTEON

Section 5.01.   Commercially Reasonable Efforts; Further Assurances......    13
Section 5.02.   Certain Filings..........................................    13
Section 5.03.   Public Announcements.....................................    14
Section 5.04.   NYSE Listing.............................................    14
Section 5.05.   Multimedia Repair Services...............................    14
Section 5.06.   Notices of Certain Events................................    14

                                     ARTICLE 6
                               CONDITIONS TO CLOSING

Section 6.01.   Conditions to Obligations of Ford and Visteon............    15
Section 6.02.   Conditions to Obligation of Ford.........................    15
Section 6.03.   Conditions to Obligation of Visteon......................    16

                                     ARTICLE 7
                             SURVIVAL; INDEMNIFICATION

Section 7.01.   Survival.................................................    17
Section 7.02.   Indemnification..........................................    17
Section 7.03.   Indemnification Procedures and other Provisions relating
                to Indemnification Claims................................    18
Section 7.04.   No Double Recovery.......................................    19

                                     ARTICLE 8
                                    TERMINATION

Section 8.01.   Grounds for Termination..................................    19
Section 8.02.   Effect of Termination....................................    20

                                     ARTICLE 9
                                   MISCELLANEOUS

Section 9.01.   Notices..................................................    20
Section 9.02.   Amendments and Waivers...................................    22
Section 9.03.   Expenses.................................................    22
Section 9.04.   Successors and Assigns...................................    22
Section 9.05.   Governing Law............................................    22
Section 9.06.   Dispute Resolution.......................................    23
Section 9.07.   Jurisdiction.............................................    23
Section 9.08.   WAIVER OF JURY TRIAL.....................................    24
Section 9.09.   Counterparts; Effectiveness; Third Party Beneficiaries...    24
Section 9.10.   Entire Agreement.........................................    24

Section 9.11.   Severability.............................................    24
Section 9.12.   Specific Performance.....................................    25

Exhibit A   Container Agreement
Exhibit B   Employee Transition Agreement Amendment
Exhibit C   Escrow Agreement
Exhibit D   Europe FCSD Relationship Agreement
Exhibit E   Ford-Visteon IP License Agreement
Exhibit F   Ford-Visteon Purchase and Supply Agreement
Exhibit G   Reimbursement Agreement
Exhibit H   Stockholder Agreement
Exhibit I   Tooling Agreement
Exhibit J   Warrant

                        VISTEON "A" TRANSACTION AGREEMENT

     VISTEON "A" TRANSACTION AGREEMENT (this "AGREEMENT") dated as of September 12, 2005 between Ford Motor Company, a Delaware corporation ("FORD"), and Visteon Corporation, a Delaware corporation ("VISTEON").

                                   WITNESSETH:

     WHEREAS, Ford and Visteon are parties to a Master Agreement (the "MASTER AGREEMENT") dated as of the date hereof pursuant to which, among other things,
(i) Ford and Visteon have agreed to enter into this Agreement and to consummate, subject to the terms and conditions set forth herein, the transactions contemplated hereby, (ii) Ford and Visteon have agreed, subject to the condition set forth in Section 1(ii) of the Master Agreement, to enter into a Secured Promissory Note (the "SECURED PROMISSORY NOTE") pursuant to which Ford shall extend to Visteon a short-term loan in the amount of $250 million, (iii) Visteon has agreed to enter into a Contribution Agreement (the "CONTRIBUTION AGREEMENT") with VFH Holdings, Inc., a Delaware corporation (the "COMPANY"), whereby, among other things, and subject to the terms and conditions set forth therein, Visteon has agreed to contribute to one or more newly-formed, wholly-owned Subsidiaries of the Company certain assets and properties, and the Company has agreed to assume certain liabilities as set forth therein, and (iv) Ford and Visteon have agreed to enter into a Visteon "B" Purchase Agreement (the "VISTEON "B" PURCHASE AGREEMENT") whereby, among other things, and subject to the terms and conditions set forth therein, Ford has agreed to purchase from Visteon, and Visteon has agreed to sell to Ford, all of the issued and outstanding shares of common stock of the Company.

     NOW THEREFORE, in consideration of the above premises and the mutual covenants herein contained, and for other good and valuable consideration given by each party hereto to the other, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                                   DEFINITIONS

     Section .01. Definitions. (a)Capitalized terms used but otherwise not defined herein shall have the meanings assigned to them in the Contribution Agreement.

     (b) The following terms, as used herein, have the following meanings:

     "1933 ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "CLOSING DATE" means the date of the Closing.

     "CONTAINER AGREEMENT" means the Amended and Restated Container Agreement substantially in the form of Exhibit A hereto.

     "DISCLOSURE SCHEDULE" means the disclosure schedule delivered by Visteon to Ford on the date hereof as attached hereto.

     "EMPLOYEE TRANSITION AGREEMENT AMENDMENT" means the Second Amendment to the Amended and Restated Employee Transition Agreement between Ford and Visteon dated as of April 1, 2000 and restated as of December 19, 2003 and amended as of the date hereof substantially in the form of Exhibit B hereto.

     "ESCROW AGREEMENT" means the Escrow Agreement substantially in the form of Exhibit C hereto.

     "ESCROW AGENT" means the escrow agent under the Escrow Agreement.

     "EUROPE FCSD RELATIONSHIP AGREEMENT" means the Visteon/Ford Customer Service Division European Relationship Agreement substantially in the form of Exhibit D hereto.

     "FORD MATERIAL ADVERSE EFFECT" means a material adverse effect on the ability of Ford to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement.

     "FORD-VISTEON IP LICENSE AGREEMENT" means the Intellectual Property License Agreement substantially in the form of Exhibit E hereto.

     "FORD-VISTEON PURCHASE AND SUPPLY AGREEMENT" means the Purchase and Supply Agreement Regarding Sales of Components by Visteon to Ford substantially in the form of Exhibit F hereto.

     "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "NYSE" means the New York Stock Exchange, Inc.

     "REIMBURSEMENT AGREEMENT" means the Reimbursement Agreement substantially in the form of Exhibit G hereto.

     "SEC" means the Securities and Exchange Commission.

     "STOCKHOLDER AGREEMENT" means the Stockholder Agreement substantially in the form of Exhibit H hereto.

     "TOOLING AGREEMENT" means the Tooling Agreement substantially in the form of Exhibit I hereto.

     "VISTEON "A" TRANSACTION DOCUMENTS" means:

          (i)    this Agreement;

          (ii)   the Container Agreement;

          (iii)  the Employee Transition Agreement Amendment;

          (iv)   the Escrow Agreement;

          (v)    the Europe FCSD Relationship Agreement;

          (vi)   the Ford-Visteon IP License Agreement;

          (vii)  the Ford-Visteon Purchase and Supply Agreement;

          (viii) the Reimbursement Agreement;

          (ix)   the Stockholder Agreement;

          (x)    the Tooling Agreement;

          (xi)   the Warrant; and

          (xii) any and all other agreements and documents required to be delivered by any party hereto prior to or at Closing pursuant to the terms of this Agreement.

     "VISTEON COMMON STOCK" means the common stock, par value $1.00 per share, of Visteon.

     "VISTEON MATERIAL ADVERSE EFFECT" means a material adverse effect on (i) the condition (financial or otherwise), business, assets or results of operations of Visteon and its Affiliates (taken as whole, excluding the Business) or (ii) the ability of Visteon to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement, other than, in each case of clauses (i) and (ii), an effect to the extent resulting from any one or more of the following: (A) any change in the United States or foreign economies or securities or financial markets in general; (B) any change that generally affects any industry in which Visteon competes, including changes in the price of energy, supplies and raw materials; (C) any change arising in connection with hostilities, acts of war, sabotage or terrorism or military actions or any material escalation or material worsening of any such hostilities, acts of war, sabotage or terrorism or military actions existing or underway as of the date hereof (but only to the extent not disproportionately impacting or affecting Visteon); (D) any volume reductions in Ford's business with Visteon; or (E) the loss of customers, suppliers or employees resulting from the public announcement of this Agreement, compliance with the terms of this Agreement or the consummation of the transactions contemplated by this Agreement.

     "WARRANT" means the Warrant to purchase shares of Visteon Common Stock substantially in the form of Exhibit J hereto.

     "WARRANT SHARES" means the shares of Visteon Common Stock issued or issuable upon exercise of the Warrant.

     (c) Each of the following terms is defined in the Section set forth opposite such term:

TERM                              SECTION
----                             --------
Agreement                        Preamble
Ford                             Preamble
Closing                               .02
Company                          Recitals
Contribution Agreement           Recitals
Escrow Account                       2.03
Master Agreement                 Recitals
Secured Promissory Note          Recitals
Visteon                          Preamble
Visteon "B" Purchase Agreement   Recitals
Warranty Breach                       .02

     Section .02. Other Definitional and Interpretative Provisions. The words "hereof", "herein" and "hereunder" and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meanings assigned to such terms in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include", "includes" or

"including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation", whether or not they are in fact followed by those words or words of like import. "Writing", "written" and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References in this Agreement to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof; provided that with respect to any agreement or contract listed on any schedules hereto, all such amendments, modifications or supplements are to be deemed included in such agreement or contract only if listed in the appropriate schedule. References in this Agreement to any Person include the successors and permitted assigns of that Person. References in this Agreement from or through any date mean, unless otherwise specified, from and including or through and including, respectively.

                                  TRANSACTIONS

     Section .01. Transactions. Upon the terms and subject to the conditions of this Agreement, the parties agree to consummate the following transactions at the Closing:

          (i) Warrant Issuance and Entry into Stockholder Agreement. Visteon shall issue the Warrant to Ford, in consideration of the payment by Ford of $100 million in cash, which amount is included in the funds to be deposited by Ford in the Escrow Account at Closing pursuant to Section .03(b) of this Agreement, and Ford and Visteon shall enter into the Stockholder Agreement.

          (ii) Visteon Restructuring Costs. To assist Visteon in the restructuring of its businesses (other than the Business), Ford shall enter into the Escrow Agreement and the Reimbursement Agreement pursuant to which Ford will reimburse Visteon with respect to certain restructuring and separation costs incurred or to be incurred by Visteon in connection therewith.

          (iii) Termination of Existing Ford-Visteon Purchase and Supply Agreement and Entry into New Ford-Visteon Purchase and Supply Agreement. Ford and Visteon shall (A) terminate the Purchase and Supply Agreement between Ford and Visteon dated as of December 19, 2003 and (B) enter into the Ford-Visteon Purchase and Supply Agreement.

          (iv) Entry into Employee Transition Agreement Amendment. Ford and Visteon shall enter into the Employee Transition Agreement Amendment.

          (v) Entry into Container Agreement. Ford and Visteon shall enter into the Container Agreement.

          (vi) Entry into Tooling Agreement. Ford and Visteon shall enter into the Tooling Agreement.

          (vii) Entry into New Intellectual Property License Agreement. Ford and Visteon shall enter into (or cause their appropriate Subsidiaries, including, in the case of Visteon, Visteon Global Technologies, Inc., to enter into, as applicable) the Ford-Visteon IP License Agreement.

          (viii) Entry into Europe FCSD Relationship Agreement. Ford and Visteon shall enter into the Europe FCSD Relationship Agreement.

          (ix) Other Agreements. The parties shall enter into the other Visteon "A" Transaction Documents to which they are a party.

          (x) Termination of 2003 Relationship Agreement. Ford and Visteon hereby agree that, effective as of the Closing, the 2003 Relationship Agreement dated as of December 19, 2003 between Ford and Visteon shall be automatically terminated without further action and shall be of no further force and effect.

          (xi) Chesterfield Employee Transition Reimbursement Arrangements. Ford hereby fully, unconditionally, completely, irrevocably and forever releases Visteon, effective as of the Closing, of its obligation to reimburse Ford for the costs of pension- and OPEB-related liabilities, the Ford Attrition Programs and the Ford Transfer Opportunities set forth in Sections 5.1, 7.1 and 7.2, respectively, of the Chesterfield Transition and Stewardship Agreement dated as of April 1, 2003 among Johnson Controls, Inc., Visteon and Ford.

     Section .02. Closing. The closing (the "CLOSING") of the transactions contemplated by Section .01 shall take place at the offices of Dykema Gossett PLLC, 400 Renaissance Center, Detroit, Michigan 48243, after satisfaction of the conditions set forth in 0 (or waiver thereof by the party entitled to waive such condition) on the day immediately following the closing of the Contribution Agreement, or at such other time or place as Ford and Visteon may agree.

     Section .03. Deliveries at Closing. (a) Deliveries by Ford to Visteon. At the Closing, Ford shall deliver (or cause to be delivered) to Visteon a counterpart of each of the following Visteon "A" Transaction Documents duly executed by Ford (or Affiliate of Ford, as appropriate):

               (A) Container Agreement.

               (B) Employee Transition Agreement Amendment.

               (C) Escrow Agreement.

               (D) Europe FCSD Relationship Agreement.

               (E) Ford-Visteon IP License Agreement.

               (F) Ford-Visteon Purchase and Supply Agreement.

               (G) Reimbursement Agreement.

               (H) Stockholder Agreement.

               (I) Tooling Agreement.

               (J) Warrant.

     (b) Deposit by Ford into the Restructuring Escrow Account. At the Closing, Ford shall deposit, or shall cause to be deposited, $400 million into a separate account (the "ESCROW ACCOUNT") with the Escrow Agent by wire transfer of immediately available funds to be held pursuant to the terms of the Escrow Agreement. Notwithstanding the preceding sentence, if the Closing Date is not a Business Day, the amount of cash to be deposited by Ford pursuant to this clause
(b) shall be deposited into the Escrow Account on the next Business Day following the Closing Date. If Ford fails to make such deposit on such next Business Day, the transactions contemplated hereby shall be unwound and the Closing shall be deemed not to have been consummated.

     (c) Deliveries by Visteon to Ford. At the Closing, Visteon shall deliver (or cause to be delivered) to Ford a counterpart of each of the following Visteon "A" Transaction Documents duly executed by Visteon (or Affiliate of Visteon, as appropriate):

               (A) Container Agreement.

               (B) Employee Transition Agreement Amendment.

               (C) Escrow Agreement.

               (D) Europe FCSD Relationship Agreement.

               (E) Ford-Visteon IP License Agreement.

               (F) Ford-Visteon Purchase and Supply Agreement.

               (G) Reimbursement Agreement.

               (H) Stockholder Agreement.

               (I) Tooling Agreement.

               (J) Warrant.

     Section .04. Certain Adjustments. If, during the period between the date of this Agreement and the Closing, there shall be (other than the contribution of the Business by Visteon to Subsidiaries of the Company pursuant to the Contribution Agreement) any reclassification, restructuring, business combination, spin-off, recapitalization, stock split or combination, exchange or readjustment of shares, stock dividend thereon with a record date during such period or other similar transaction involving Visteon Common Stock or all or substantially all of Visteon's consolidated assets, then an appropriate adjustment shall be made to each of the number of Warrant Shares, exercise price of the Warrant, and, if applicable, amount and/or type of consideration contemplated in Section .01.

                    REPRESENTATIONS AND WARRANTIES OF VISTEON

     Visteon represents and warrants to Ford as of the date hereof and as of the Closing Date (subject to any exceptions disclosed on the correspondingly numbered section of the Disclosure Schedule) that:

     Section .01. Corporate Existence and Power. Visteon is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware and has all corporate powers required to carry on its business as now conducted.

     Section .02. Corporate Authorization. The execution, delivery and performance by Visteon (and each of its Affiliates that is or will be a party to any Visteon "A" Transaction Document) of this Agreement and each other Visteon "A" Transaction Document to which it is a party and the consummation of the transactions contemplated hereby and thereby are within its corporate powers and have been duly authorized by all necessary corporate action on the part of Visteon or such Affiliate. This Agreement and each other Visteon "A" Transaction Document to which Visteon or any of its Affiliates is or will be a party constitutes or will constitute when executed (assuming the due authorization, execution and delivery by the other parties thereto) a valid and binding agreement of Visteon and such Affiliates, enforceable against Visteon (or such Affiliates) in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

     Section .03. Governmental Authorization. The execution, delivery and performance by Visteon (and each of its Affiliates that is or will be a party to any Visteon "A" Transaction Document) of this Agreement and each other Visteon "A" Transaction Document to which it is a party and the consummation of the transactions contemplated hereby and thereby require no material authorization by, or material filing with, any Governmental Authority other than (i) compliance with any applicable requirements of the HSR Act, (ii) compliance with any applicable requirements of state securities laws in connection with the sale and issuance of the Warrant and the Warrant Shares and (iii) compliance with any applicable requirements of the 1933 Act in connection with Visteon fulfilling its registration obligations under the Stockholder Agreement.

     Section .04. Noncontravention. (a) The execution, delivery and performance by Visteon (and each of its Affiliates that is or will be a party to any Visteon "A" Transaction Document) of this Agreement and each other Visteon "A" Transaction Document to which it is a party and the consummation of the transactions contemplated hereby and thereby do not and will not (i) violate its certificate of incorporation or bylaws or other organizational documents, (ii) assuming compliance with the matters referred to in Section .03, violate in any material respect any applicable law, rule, regulation, judgment, injunction, order or decree or (iii) require any consent or other action by any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any of its rights or obligations or to a loss of any benefit to which it is entitled under any provision of any material agreement or other instrument binding upon it except, in the case of this clause
(iii), as would not reasonably be expected to have, individually or in the aggregate, a Visteon Material Adverse Effect.

     (b) Without limiting the generality of Section .04(a), and assuming the accuracy of Ford's representations and warranties set forth in Section .05, the offering, issuance and sale of the Warrant and the Warrant Shares hereunder is not, and at the time of issuance of will not be, in violation, breach or contravention of the 1933 Act or any rule or other requirement of, or any criteria for listing or continued trading through, the NYSE.

     Section .05. Capitalization. (a) The authorized capital stock of Visteon consists of 500,000,000 shares of Visteon Common Stock. As of September 8, 2005, there were outstanding (i) 128,693,929 shares of Visteon Common Stock (including 2,431,632 employee restricted shares) and (ii) employee stock options to purchase an aggregate of 15,386,755 shares of Visteon Common Stock (of which options to purchase an aggregate of 10,959,152 shares of Visteon Common

Stock are exercisable). All outstanding shares of capital stock of Visteon have been duly authorized and validly issued and are fully paid and nonassessable.

     (b) Except as set forth in Section .05(a), as of September 8, 2005, there were no outstanding (i) shares of capital stock or voting securities of Visteon,
(ii) securities of Visteon convertible into or exchangeable for shares of capital stock or voting securities of Visteon or (iii) options, "phantom" stock rights, stock appreciation rights, stock-based performance units or other rights to acquire from Visteon, or other obligations of Visteon to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Visteon. There are no outstanding obligations of Visteon or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the securities referred to in clause (i), (ii) or (iii) above.

     Section .06. Valid Issuance. The Warrant to be issued pursuant to this Agreement and the Warrant Shares to be issued thereunder have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement or the Warrant (as applicable), will have been validly issued free and clear of all Liens (other than transfer restrictions under applicable securities laws and transfer and other restrictions under the terms of the Warrant or Stockholder Agreement) and will be fully paid and nonassessable and the issuance thereof is not subject to any preemptive or other similar right.

     Section .07. Litigation. Except as publicly disclosed in the reports filed or furnished by Visteon to the SEC prior to the date hereof, there is no action, suit, investigation, inquiry or proceeding pending against, or to the knowledge of Visteon, threatened against or affecting, Visteon or any of its Affiliates or any of their respective properties by or before any Governmental Authority which, individually or in the aggregate, if determined or resolved adversely in accordance with the plaintiff's demands, would reasonably be expected to have a Visteon Material Adverse Effect or which in any manner challenges or seeks to prevent, enjoin or materially delay the transactions contemplated by this Agreement.

     Section .08. Taxes. Visteon and its Subsidiaries have timely filed all material Tax Returns required to be filed on or before the date hereof and have paid all material Taxes due in connection with the taxable periods to which such Tax Returns relate. There is no action, suit, claim, audit or similar proceeding now proposed in writing or to the knowledge of Visteon pending against or with respect to Visteon or any Subsidiary in respect of any material Tax.

     Section .09. Finders' Fees. There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Visteon or any of its Affiliates who might be entitled to any fee or commission from Ford or any of its Affiliates in connection with the transactions contemplated by this Agreement.

     Section .10. No Other Representations or Warranties. Except for the representations and warranties contained in this Agreement (as modified by the Disclosure Schedule), or in the other agreements referred to in Section .10, neither Visteon nor any other Person makes any other express or implied representation or warranty with respect to Visteon, its Subsidiaries and the transactions contemplated by this Agreement, and Visteon disclaims any other such representations or warranties, whether made by Visteon, any Subsidiary of Visteon or any of their respective officers, directors, employees, agents or representatives. Nothing in this Section .10 shall impair or limit in any way any of the rights or remedies of Ford and its Affiliates set forth in this Agreement or in the other agreements referred to in Section .10 or relating to or arising out of any fraud or willful misrepresentation.

                     REPRESENTATIONS AND WARRANTIES OF FORD

     Ford represents and warrants to Visteon as of the date hereof and as of the Closing Date that:

     Section .01. Corporate Existence and Power. Ford is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware and has all corporate powers required to carry on its business as now conducted.

     Section .02. Corporate Authorization. The execution, delivery and performance by Ford (and each of its Affiliates that is or will be a party to any Visteon "A" Transaction Document) of this Agreement and each other Visteon "A" Transaction Document to which it is a party and the consummation of the transactions contemplated hereby and thereby are within its corporate powers and have been duly authorized by all necessary corporate action on the part of Ford or such Affiliate. This Agreement and each other Visteon "A" Transaction Document to which Ford or any of its Affiliates is or will be a party constitutes or will constitute when executed (assuming the due authorization, execution and delivery by the other parties thereto) a valid and binding agreement of Ford and such Affiliates, enforceable against Ford (or such Affiliates) in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

     Section .03. Governmental Authorization. The execution, delivery and performance by Ford (and each of its Affiliates that is or will be a party to any Visteon "A" Transaction Document) of this Agreement and each other Visteon

"A" Transaction Document to which it is a party and the consummation of the transactions contemplated hereby and thereby require no material authorization by, or material filing with, any Governmental Authority other than compliance with any applicable requirements of the HSR Act.

     Section .04. Noncontravention. The execution, delivery and performance by Ford (and each of its Affiliates that is or will be a party to any Visteon "A" Transaction Document) of this Agreement and each other Visteon "A" Transaction Document to which it is a party and the consummation of the transactions contemplated hereby and thereby do not and will not (i) violate its certificate of incorporation or bylaws or other organizational documents or (ii) assuming compliance with the matters referred to in Section .03, violate in any material respect any applicable law, rule, regulation, judgment, injunction, order or decree or (iii) require any consent or other action by any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any of its rights or obligations or to a loss of any benefit to which it is entitled under any provision of any material agreement or other instrument binding upon it except, in the case of this clause
(iii), as would not reasonably be expected to have, individually or in the aggregate, a Ford Material Adverse Effect.

     Section .05. Purchase for Investment; Accredited Investor; Resale. Ford is purchasing the Warrant and the Warrant Shares for investment for its own account and not with a view to, or for sale in connection with, any distribution thereof. Ford (either alone or together with its advisors) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Warrant and the Warrant Shares and is capable of bearing the economic risks of such investment. Ford is an "accredited investor" within the meaning of Rule 501 of the 1933 Act. Ford acknowledges that Visteon has indicated that the Warrant and the Warrant Shares have not been registered under the 1933 Act, and that the Warrant Shares will bear a legend stating that such securities have not been registered under the 1933 Act and may not be sold or transferred in the absence of such registration or an exemption from such registration.

     Section .06. Litigation. Except as publicly disclosed in the reports filed or furnished by Ford to the SEC prior to the date hereof, there is no action, suit, investigation, inquiry or proceeding pending against, or to the knowledge of Ford, threatened against or affecting, Ford or any of its Affiliates or any of their respective properties by or before any Governmental Authority which, individually or in the aggregate, if determined or resolved adversely in accordance with the plaintiff's demands, would reasonably be expected to have a Ford Material Adverse Effect or which in any manner challenges or seeks to prevent, enjoin or materially delay the transactions contemplated by this Agreement.

     Section .07. Finders' Fees. There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Ford or any of its Affiliates who might be entitled to any fee or commission from Visteon or any of its Affiliates in connection with the transactions contemplated by this Agreement.

     Section .08. No Other Representations or Warranties. Except for the representations and warranties contained in this Agreement, or in the other agreements referred to in Section .10, neither Ford nor any other Person makes any other express or implied representation or warranty with respect to Ford, its Subsidiaries and the transactions contemplated by this Agreement, and Ford disclaims any other such representations or warranties, whether made by Ford, any Subsidiary of Ford or any of their respective officers, directors, employees, agents or representatives. Nothing in this Section .08 shall impair or limit in any way any of the rights or remedies of Visteon and its Affiliates set forth in this Agreement or in the other agreements referred to in Section ..10 or relating to or arising out of any fraud or willful misrepresentation.

                          COVENANTS OF FORD AND VISTEON

     Section .01. Commercially Reasonable Efforts; Further Assurances. Subject to the terms and conditions of this Agreement, Ford and Visteon will use their respective commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the transactions contemplated by this Agreement. Ford and Visteon agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

     Section .02. Certain Filings. Ford and Visteon shall cooperate with one another (i) in determining whether any action by or in respect of, or filing with, any Governmental Authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and (ii) in taking such actions or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers. Filing fees attributable to the filings made pursuant to this Section .02 shall be borne by the party responsible for making the filing, or if one joint filing is required, the applicable filing fee shall be equally borne by Ford and Visteon.

     Section .03. Public Announcements. The parties agree to consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and, except for (i) any press releases and public statements the making of which may be required by applicable law or any listing agreement with any national securities exchange, (ii) confidential disclosures to rating agencies and (iii) disclosures made to lenders and underwriters that enter into a confidentiality agreement substantially comparable to the Confidentiality Agreement, no party shall issue any such press release or make any such public statement without the prior consent of the other party.

     Section .04. NYSE Listing. Visteon shall use its reasonable efforts to cause the Warrant Shares to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date.

     Section .05. Multimedia Repair Services. From the date hereof, Ford and Visteon shall negotiate in good faith the terms of a statement of work for multimedia repair services to be provided by Visteon to Ford from and after the Closing. The statement of work shall contain the detail listed in Schedule 5.05. In the event the parties are unable to agree on such statement of work prior to the Closing, Ford's standard nonproduction global terms shall apply to the provision of such services.

     Section .06. Notices of Certain Events. Each party shall promptly notify the other party of:

          (a) any written notice or other written communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement or the other Visteon "A" Transaction Documents;

          (b) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement or the other Visteon "A" Transaction Documents;

          (c) any actions, suits, claims, investigations, inquiries or proceedings commenced or, to its knowledge, threatened that relate to the consummation of the transactions contemplated by this Agreement or the other Visteon "A" Transaction Documents or that, if pending on the date of this Agreement, would have been required to be disclosed pursuant to Section .07 (in the case of Visteon) or Section .06 (in the case of Ford); and

          (d) any circumstance, event or action the existence, occurrence or taking of which would result in any representation or warranty made by such party in this Agreement not being true and correct and which, if not cured, would result in the failure of the condition set forth in Section .02(a)(ii) (in the case of Visteon) or Section .03(a)(ii) (in the case of Ford).

     No notice or disclosure by a party pursuant to this Section shall be deemed to amend or supplement the Disclosure Schedule or to prevent, cure or operate as a waiver of any misrepresentation or breach of warranty.

                              CONDITIONS TO CLOSING

     Section .01. Conditions to Obligations of Ford and Visteon. The obligations of Ford and Visteon to consummate the Closing are subject to the satisfaction or waiver by both parties of the following conditions:

          (a) The closing under the Contribution Agreement shall have been consummated.

          (b) The closing under the Visteon "B" Purchase Agreement shall have been consummated (or be capable of being consummated contemporaneously with the Closing).

          (c) No provision of any applicable law or regulation and no judgment, injunction, order or decree by any Governmental Authority shall prohibit (including as a result of the failure to obtain, take or make any required authorization or similar action by or in respect of or filings with any Governmental Authority) the consummation of the Closing.

     Section .02. Conditions to Obligation of Ford. The obligation of Ford to consummate the Closing is subject to the satisfaction of the following further conditions:

          (a) (i) Visteon shall have performed in all material respects all of its obligations hereunder required to be performed by it on or prior to the Closing Date, (ii)(A) the representations and warranties of Visteon contained in Sections 3.02, .05 and .06 shall be true and correct at and as of the Closing Date as if made at and as of such date, subject to de minimis exceptions in the case of Section .05 and (B) all other representations and warranties of Visteon contained in this Agreement and in any other Visteon "A" Transaction Document and in any certificate delivered by Visteon pursuant hereto, disregarding all qualifications and exceptions contained therein relating to materiality or Visteon Material Adverse Effect, shall be true and correct at and as of the Closing Date as if made at and as of such date (except that representations and warranties that relate to a specific date shall only be required to be true and correct as of such date) except as would not, individually or in the aggregate, have a Visteon Material Adverse Effect, and (iii) Ford shall have received a certificate signed by the chief financial officer of Visteon to the foregoing effect.

          (b) There shall not be pending any action or proceeding by any Governmental Authority, that challenges or seeks to make illegal, to materially delay or otherwise directly or indirectly to prohibit the consummation of the transactions contemplated by this Agreement or seeks to obtain material damages from Ford or its Affiliates in connection with this transaction.

          (c) Visteon shall have paid in full to Ford all outstanding amounts owing to Ford under the Secured Promissory Note (or such amounts shall have been set-off in full pursuant to Section 2.03(a)(i) of the Visteon "B" Purchase Agreement).

          (d) There shall not have been, since the date of this Agreement, any event, occurrence, development or state of circumstances or facts which, individually or in the aggregate, has had or would reasonably be expected to have a Visteon Material Adverse Effect; provided that Ford and Visteon agree that, notwithstanding anything in the Contribution Agreement to the contrary, Visteon shall not be required to consummate the closing under the Contribution Agreement unless Ford shall have delivered to Visteon, at Visteon's request, a certificate signed by the chief financial officer of Ford that, as of the date of such closing, Ford is not aware of any event, occurrence, development or state of circumstances or facts that would result in a failure of the conditions set forth in this Section 6.02(d) or
     Section 6.02(a)(ii)(B); provided, further that Visteon's chief financial officer shall have (immediately prior to such delivery by Ford to Visteon) provided to Ford a certificate signed by the chief financial officer of Visteon to the same effect.

          (e) If Ford shall have given notice of a breach or failure to perform pursuant to Section .01(a)(iv)(B) and Visteon shall not have cured such breach.

          (f) Ford shall have received all documents and instruments to be received by Ford pursuant to Section .03(c).

     Section .03. Conditions to Obligation of Visteon. The obligation of Visteon to consummate the Closing is subject to the satisfaction of the following further conditions:

          (a) (i) Ford shall have performed in all material respects all of its obligations hereunder required to be performed by it on or prior to the Closing Date, (ii)(A) the representations and warranties of Ford contained in Section .02 shall be true and correct at and as of the Closing Date as if made at and as of such date and (B) all other representations and warranties of Ford contained in this Agreement and in any other Visteon "A" Transaction Document and in any certificate delivered by Ford pursuant hereto, shall be true and correct in all material respects at and as of the Closing Date as if made at and as of such date (except that representations and warranties that relate to a specific date shall only be required to be true and correct as of such date), and (iii) Visteon shall have received a certificate signed by the chief financial officer of Ford to the foregoing effect.

          (b) Visteon shall have received all documents and instruments to be received by Visteon pursuant to Section .03(a), and, only if the Closing Date is a Business Day, Ford shall have made the deposit into the Escrow Account pursuant to Section .03(b).

                            SURVIVAL; INDEMNIFICATION

     Section .01. Survival. The representations and warranties of the parties hereto contained in this Agreement or in any officer's certificate delivered pursuant hereto or in connection herewith shall survive the Closing until the eighteen month anniversary of the Closing Date; provided that (i) the representations and warranties in Sections 3.01, .02, .06, .01, .02, and 4.05 shall survive indefinitely or until the latest date permitted by applicable law and (ii) the representations and warranties in Section 3.08 shall survive until the third anniversary of the Closing Date. The covenants and agreements of the parties hereto contained in this Agreement or in any officer's certificate delivered pursuant hereto or in connection herewith shall survive the Closing indefinitely or for the shorter period explicitly specified therein, except that for such covenants and agreements that survive for such shorter period, breaches thereof shall survive indefinitely or until the latest date permitted by law. Notwithstanding the preceding sentence, any breach of covenant, agreement, representation or warranty in respect of which indemnity may be sought under this Agreement shall survive the time at which it would otherwise terminate pursuant to the preceding sentence, if written notice of the inaccuracy thereof giving rise to such right of indemnity (setting forth the basis therefor in reasonable detail) shall have been given to the party against whom such indemnity may be sought prior to such time.

     Section .02. Indemnification. (a) Effective at and after the Closing, Visteon hereby indemnifies Ford and its Affiliates against and agrees to hold each of them harmless from any and all Damages, incurred or suffered by Ford or any of its Affiliates arising out of (A) any misrepresentation or breach of any warranty (disregarding all qualifications and exceptions contained therein relating to materiality or material adverse effect) (each such misrepresentation and breach of warranty a "WARRANTY BREACH") by Visteon or its Affiliates in this Agreement or any other Visteon "A" Transaction Documents or (B) any breach of covenant or agreement made or to be performed by Visteon or its Affiliates pursuant to this Agreement or any other Visteon "A" Transaction Documents; provided that with respect to indemnification by Visteon for Warranty Breaches (other than in cases of Sections 3.01, .02, .06 and .09 and other than in cases of fraud or willful misrepresentation) pursuant to this Section .02(a), (i) Visteon shall not be liable unless the aggregate amount of Damages with respect to such Warranty Breaches (together with all amounts paid or payable by Visteon with respect to Warranty Breaches under Section 8.02 of the Contribution Agreement and Section 7.02 of the Visteon "B" Purchase Agreement) exceeds $3 million (in which case Visteon shall only be liable to the extent of such excess) and (ii) Visteon's maximum liability (together with all amounts paid or payable by Visteon with respect to Warranty Breaches under Section 8.02 of the Contribution Agreement and Section 7.02 of the Visteon "B" Purchase Agreement) shall not exceed $30 million in the aggregate.

     (b) Effective at and after the Closing, Ford hereby indemnifies Visteon and its Affiliates against and agrees to hold each of them harmless from any and all Damages incurred or suffered by Visteon or any of its Affiliates arising out of
(A) any Warranty Breach by Ford or its Affiliates of this Agreement or any other Visteon "A" Transaction Documents or (B) breach of covenant or agreement made or to be performed by Ford or its Affiliates pursuant to this Agreement or any other Visteon "A" Transaction Documents; provided that with respect to indemnification by Ford for Warranty Breaches (other than in cases of Sections 4.01, .02, 4.05 and .07 and other than in cases of fraud or willful misrepresentation) pursuant to this Section .02(b), (i) Ford shall not be liable unless the aggregate amount of Damages with respect to such Warranty Breaches (together with all amounts paid or payable by Ford with respect to Warranty Breaches under Section 7.02 of the Visteon "B" Purchase Agreement) exceeds $3 million (in which case Ford shall only be liable to the extent of such excess) and (ii) Ford's maximum liability (together with all amounts paid or payable by Ford with respect to Warranty Breaches under Section 7.02 of the Visteon "B" Purchase Agreement) shall not exceed $30 million in the aggregate.

     Section .03. Indemnification Procedures and other Provisions relating to Indemnification Claims. The procedures set forth in Section 8.03 of the Contribution Agreement, and the provisions set forth in Sections 8.04, 8.05,
8.06 and 8.07 of the Contribution Agreement shall apply, mutatis mutandis, with respect to any claim for indemnification under this Agreement.

     Section .04. No Double Recovery. Notwithstanding anything herein to the contrary, no indemnified party shall be entitled to indemnification under any provision of this Agreement for any amount to the extent such indemnified party or its Affiliate has been indemnified for such amount pursuant to this Agreement, the other Visteon "A" Transaction Documents, the Visteon "B" Purchase Agreement, the other Visteon "B" Transaction Documents (as defined in the Visteon "B" Purchase Agreement), the Contribution Agreement, the other Contribution Agreement Transaction Documents, the Confidentiality Agreement or any other agreement, contract or instrument executed in connection herewith or therewith.

                                   TERMINATION

     Section .01. Grounds for Termination. (a) This Agreement may be terminated at any time prior to the Closing:

          (i) by mutual written agreement of Visteon and Ford;

          (ii) by either Ford or Visteon, if any applicable law or regulation makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or if consummation of the transactions contemplated hereby would violate any nonappealable final order, decree or judgment of any Governmental Authority having competent jurisdiction;

          (iii) by Visteon if Ford shall have breached or failed to perform in any material respect any of its representations, warranties or covenants contained in this Agreement, which breach or failure to perform (A) is incapable of being cured by Ford prior to the Outside Date or is not cured by the earlier of (x) 30 Business Days following written notice to Ford by Visteon of such breach and (y) the Outside Date and (B) if not cured would result in a failure of any condition set forth in Section .03(a); or

          (iv) by Ford if (A) Visteon shall have breached or failed to perform in any material respect any of its representations, warranties or covenants contained in this Agreement, which breach or failure to perform (1) is incapable of being cured by Visteon prior to the Outside Date or is not cured by the earlier of (x) 30 Business Days following written notice to Visteon by Ford of such breach and (y) the Outside Date and (2) if not cured would result in a failure of any condition set forth in Section .02(a), or (B) Visteon shall have breached or failed to perform in any material respect any of its covenants contained in Sections 6.1 (but only, in the case of clause (c) thereof, to the extent such breach or failure to perform is of its performance obligations under the existing agreements referred to in such clause), 6.2 and 6.5 of the Funding Agreement between Ford and Visteon dated as of March 10, 2005, as amended and, other than in the case of such breach of Section 6.1(a) thereof (if such breach relates to the quantity or timing of the supply of components), such breach is not cured within 15 days after written notice thereof has been given by Ford to Visteon.

     The party desiring to terminate this Agreement pursuant to clauses (ii),
(iii) or (iv) shall give notice of such termination to the other party.

     (b) This Agreement shall automatically terminate and be of no further force and effect upon (A) termination of the Contribution Agreement in accordance with its terms if such termination is in compliance with Section 5.08 of the Visteon "B" Purchase Agreement or (B) termination of the Visteon "B" Purchase Agreement in accordance with its terms.

     Section .02. Effect of Termination. If this Agreement is terminated as permitted by Section .01, such termination shall be without liability of either party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to the other party to this Agreement; provided that if such termination shall result from the (i) willful failure of either party to fulfill a condition to the performance of the obligations of the other party, (ii) failure to perform a covenant of this Agreement or (iii) breach by either party hereto of any representation or warranty or agreement contained herein, such party shall be fully liable for any and all Damages incurred or suffered by the other party as a result of such failure or breach. The provisions of this Section .02, Section .03, and 0 shall survive any termination hereof pursuant to Section .01.

                                  MISCELLANEOUS

     Section .01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission and e-mail transmission, so long as a receipt of such e-mail is requested and received) and shall be given, if to Ford, to:

          Ford Motor Company
          Office of the Secretary
          One American Road
          11th Floor World Headquarters
          Dearborn, Michigan 48126
          Attention: Peter J. Sherry, Jr.
          Facsimile No.: (313) 248-8713
          E-mail: psherry@ford.com

     with a copy to:

          Ford Motor Company
          Office of the General Counsel
          One American Road
          320 World Headquarters
          Dearborn, Michigan 48126
          Attention: Marcia J. Nunn
          Facsimile No.: (313) 337-3209
          E-mail: mnunn@ford.com

     and to:

          Davis Polk & Wardwell
          450 Lexington Avenue
          New York, New York 10017
          Attention: Paul R. Kingsley
          Facsimile No.: (212) 450-3800
          E-mail: paul.kingsley@dpw.com

     if to Visteon, to:

          Visteon Corporation
          One Village Center Drive
          Van Buren Township, Michigan 48111
          Attention: John Donofrio, General Counsel
          Facsimile No.: (734) 710-7132
          E-mail: jdonofri@visteon.com
     with a copy to:

          Weil, Gotshal & Manges LLP
          767 Fifth Avenue
          New York, NY 10153
          Attention: Michael E. Lubowitz, Esq.
          Facsimile No.: (212) 310-8007
          E-mail: michael.lubowitz@weil.com

or such other address, facsimile number or e-mail address as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

     Section .02. Amendments and Waivers. (a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

     (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

     Section .03. Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

     Section .04. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided that neither party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto. Ford may, however, without the consent of Visteon, but with notice to Visteon, assign all or a part of its right to acquire at Closing all or a portion of the Warrant to any of its Affiliates; provided that such assignment shall not relieve Ford of its obligations hereunder.

     Section .05. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of Michigan, without regard to the conflicts of law rules of such state.

     Section .06. Dispute Resolution. If a dispute arises between the parties relating to this Agreement, the following shall be the sole and exclusive procedure for enforcing the terms hereof and for seeking relief, including damages, injunctive relief and specific performance:

          (i) The parties promptly shall hold a meeting of senior executives with decision-making authority to attempt in good faith to negotiate a mutually satisfactory resolution of the dispute; provided that no party shall be under any obligation whatsoever to reach, accept or agree to any such resolution; provided further that no such meeting shall be deemed to vitiate or reduce the obligations and liabilities of the parties or be deemed a waiver by a party hereto of any remedies to which such party would otherwise be entitled.

          (ii) If the parties are unable to negotiate a mutually satisfactory resolution as provided above, then upon request by either party, the matter shall be submitted to binding arbitration before a sole arbitrator in accordance with the CPR Rules, including discovery rules, for Non-Administered Arbitration. Within five Business Days after the selection of the arbitrator, each party shall submit its requested relief to the other party and to the arbitrator with a view toward settling the matter prior to commencement of discovery. If no settlement is reached, then discovery shall proceed. Upon the conclusion of discovery, each party shall again submit to the arbitrator its requested relief (which may be modified from the initial submission) and the arbitrator shall select only the entire requested relief submitted by one party or the other, as the arbitrator deems most appropriate. The arbitrator shall not select one party's requested relief as to certain claims or counterclaims and the other party's requested relief as to other claims or counterclaims. Rather, the arbitrator must only select one or the other party's entire requested relief on all of the asserted claims and counterclaims, and the arbitrator shall enter a final ruling that adopts in whole such requested relief. The arbitrator shall limit his/her final ruling to selecting the entire requested relief he/she considers the most appropriate from the requests submitted by the parties.

          (iii) Arbitration shall take place in the City of Dearborn, Michigan unless the parties agree otherwise or the arbitrator selected by the parties orders otherwise. Punitive or exemplary damages shall not be awarded. This Section .06 is subject to the Federal Arbitration Act, 28 U.S.C.A. Section 1, et seq., and judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction.

     Section .07. Jurisdiction. Subject to Section .06, the parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any federal court sitting in Michigan or any Michigan State court sitting in Wayne County or Oakland County, Michigan, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of Michigan. Each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or any objection that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

     Section .08. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     Section .09. Counterparts; Effectiveness; Third Party Beneficiaries. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations, or liabilities hereunder upon any Person other than the parties hereto and their respective successors and permitted assigns under Section .04.

     Section .10. Entire Agreement. This Agreement and the other agreements referred to in Section 8 of the Master Agreement constitute the entire agreement between the parties with respect to the subject matter of such agreements and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of such agreements.

     Section .11. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

     Section .12. Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in the courts specified in Section .07.


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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                        FORD MOTOR COMPANY


                                        By: /s/ Donat R. Leclair
                                            ------------------------------------
                                        Name:  Donat R. Leclair
                                        Title: Executive Vice President and
                                               Chief Financial Officer


                                        VISTEON CORPORATION


                                        By: /s/ James F. Palmer
                                            ------------------------------------
                                        Name:  James F. Palmer
                                        Title: Executive Vice President and
                                               Chief Financial Officer